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                                                                Exhibit 5.1

                        WARNER NORCROSS & JUDD LLP
                             Attorneys At Law
                           900 Old Kent Building
                           111 Lyon Street, N.W.
                     Grand Rapids, Michigan 49503-2487
                         Telephone: (616) 752-2000
                            Fax: (616) 752-2500

                               June 15, 1998

Old Kent Financial Corporation
111 Lyon Street N.W.
Grand Rapids, Michigan 49503

     Re:  REGISTRATION STATEMENT ON FORM S-4
          12,820,840 SHARES OF COMMON STOCK, $1.00 PAR VALUE PER SHARE

Gentlemen:

          We are counsel to Old Kent Financial Corporation ("Old Kent") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Old Kent common stock, $1.00 par value ("Common Stock"), pursuant to a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about June 16, 1998.

          We are familiar with the proceedings taken by Old Kent in connection with the authorization of up to 12,820,840 shares of Common Stock to be issued to the stockholders of First Evergreen Corporation. We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

          Based upon the foregoing, we are of the opinion that the Common Stock will be, when duly registered under the Securities Act and issued and delivered as described in the Registration Statement, legally issued, fully paid, and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.





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          This opinion is rendered for the purposes of Item 21 of Form S-4 and Item 601 of Regulation S-K, may be relied upon only by you and the Commission and may not be used, quoted, or referred to or filed for any other purpose without our prior written permission.

                                   WARNER NORCROSS & JUDD LLP



                                   By: /S/ GORDON R. LEWIS
                                       Gordon R. Lewis, Partner